UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 09, 2026

Aveanna Healthcare Holdings Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40362	81-4717209
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Interstate North Parkway SE
Atlanta, Georgia		30339
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 770 441-1580

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	AVAH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On March 9, 2026, Pediatric Services of America, LLC, a Georgia limited liability company (the “Buyer”) and a wholly-owned subsidiary of Aveanna Healthcare Holdings Inc. (the “Company”), entered into an Equity Interest Purchase Agreement (the “Purchase Agreement”) with (i) Cooper Family Ventures, LLC, a Florida limited liability company, Family First Management Holdco, LLC, a Delaware limited liability company, Horsepower Holdings, LLC, an Iowa limited liability company, Reid Gray, and Ryan MacClellan (collectively, the “Sellers”), (ii) Family First Holding, LLC, a Delaware limited liability company (the “Acquired Company”), and (iii) TGIF Family First Investor, LLC, a Delaware limited liability company, in its capacity as representative of the Sellers.

Pursuant to the Purchase Agreement, the Buyer has agreed to acquire all of the issued and outstanding membership interests of the Acquired Company (the “Transaction”) for a cash purchase price of $175.5 million, subject to customary adjustments for working capital and other items. The Company intends to fund the Transaction with a combination of cash on hand and existing short-term credit facility borrowing.

The Transaction contains customary representations, warranties, covenants, and indemnification obligations of the parties. In connection with the Transaction, the Buyer has obtained a representation and warranty insurance policy that provides coverage for certain breaches of the representations and warranties made by the Sellers in the Purchase Agreement, subject to customary exclusions, deductibles, and other terms and conditions.

The Purchase Agreement is expected to close in the second fiscal quarter of 2026, subject to, among other customary closing conditions, (i) the accuracy of each party’s representations and warranties (subject to customary materiality standards), (ii) each party’s compliance in all material respects with its pre-closing covenants, (iii) the expiration or termination of the waiting period applicable to the consummation of the transaction under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (iv) the absence of any law or governmental order preventing, making illegal, or rescinding the Transaction, (v) the absence of a material adverse effect that has occurred since the signing date and (vi) the delivery of customary closing deliverables.

On March 12, 2026, the Company issued a press release (the “Press Release”) announcing the entry into the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release dated March 12, 2026 announcing the Equity Interest Purchase Agreement .
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVEANNA HEALTHCARE HOLDINGS INC.

Date:	March 12, 2026	By:	/s/ Jeff Shaner
Jeff Shaner Chief Executive Officer (Principal Executive Officer)